EXHIBIT 5










November 23, 1999



Troutt Family Trust - Separate Trust Estate of Kenny Allan Troutt
c/o: Kenny Allan Troutt
10595 Strait Lane
Dallas, Texas
85229

Dear Sirs:

     RE:  PURCHASE AND SALE OF 4,000,000 COMMON SHARES OF TELEGLOBE INC.

Upon the terms and conditions set forth in this agreement, Troutt Family Trust - Separate Trust Estate of Kenny Allan Troutt (the "Trust") agrees to sell, and 3632709 Canada Inc. ("3632709") agrees to buy, 4,000,000 common shares of Teleglobe Inc. (the "Shares") for a purchase price of US$ 21.75 per Share, for an aggregate purchase price of US$ 87 million.

The Trust hereby delivers to 3632709 a single certificate representing the Shares registered in the name of 3632709 against payment of the purchase price therefore by wire transfer of immediately available U.S. funds to the order of the Trust.

The Trust represents and covenants to Bell Canada and 3632709 as follows on the date hereof and on the Closing Date and acknowledges that Bell Canada and 3632709 are relying upon such representations and covenants in connection with the purchase of the Shares:

(a) the Trust is a trust duly created and subsisting and in good standing under the laws of its jurisdiction;

(b) the Trust has all necessary power and authority to enter into this agreement and to do all acts and things as required hereunder to be done, observed and performed by it;

(c) the Trust has taken all necessary action, if any, to authorize the execution of this agreement on its behalf by Kenny Allan Troutt, and the performance by it of all acts and things as are required hereunder to be done, observed and performed by it;

(d) this agreement has been duly and validly executed and delivered by the Trust and constitutes a legal, valid and binding obligation of the Trust enforceable in accordance with its terms;

(e) the Trust is the record owner of the Shares and Kenny Allan Troutt is the sole beneficial holder of the Shares free and clear of any and all liens;

(f) no person, other than Bell Canada or 3632709 pursuant hereto, has any option or agreement or right capable of becoming an option or an agreement relating to the acquisition of any or all of the Shares;

(g) the entry into, execution and delivery of this agreement and the performance by the Trust of its obligations hereunder will not result in the violation of any of the terms and provisions of any agreement, written or oral, to which the Trust or Kenny Allan Troutt is a party or by which it or he is bound or in the creation of any lien on the Shares and does not require the consent, waiver, approval, license or authorization or filing with any governmental entity or person, other than filings under Rule 13d-1 promulgated under the SECURITIES EXCHANGE ACT OF 1934;

(h) the certificate representing the Shares is free of any legend other than a legend in relation to Section 145 of the U.S. SECURITIES ACT OF 1933, as amended (the "Securities Act") or a legend in the form attached as Schedule A hereto;

(i) the Trust is a single INTER VIVOS trust of which Kenny Allan Troutt is the sole settlor and trustee; and

(j) Kenny Allan Troutt shall have executed an affidavit in the form attached as Schedule B respecting certain Canadian takeover bid matters.

3632709 represents to the Trust as follows on the date hereof and on the Closing Date and acknowledges that the Trust is relying upon such representations in connection with the sale of the Shares:

(a) this agreement has been duly and validly executed and delivered by 3632709 and Bell Canada and constitutes a legal, valid and binding obligation of 3632709 and Bell Canada enforceable in accordance with its terms;

(b) the entry into, execution and delivery of this agreement and the performance by 3632709 and Bell Canada of its obligations hereunder will not result in the violation of any of the terms and provisions of any agreement, written or oral, to which 3632709 or Bell Canada is a party or by which it is bound and does not require the consent, waiver, approval, license or authorization or filing with any governmental entity or person;

(c) 3632709 is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such terms is used in Section 2(11) of the Securities Act) thereof;

(d) 3632709 and Bell Canada understand that the sale of the Shares to 3632709 has not been registered under the Securities Act, the Shares constitute "restricted securities" for purposes of such Act and cannot and will not be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;

(e)  3632709 is an "accredited investor" within the meaning of subparagraph
     (a)(3) of Rule 501 and (a) (8) under the Securities Act;

(f) 3632709 or Bell Canada is aware that it may be required to bear the economic risk of an investment in the Shares for an indefinite period of time, and it is able to bear such risk for an indefinite period;

(g) 3632709 or Bell Canada has received and is in possession of adequate information concerning the legal, business and financial conditions of Teleglobe Inc. to make an informed decision regarding an investment in the Shares and hereby waives and releases, to the fullest extent permitted by law, any and all claims and causes of action it may have against the Trust or any of its affiliates relating to or arising out of any nondisclosure of information relating to Teleglobe Inc.;

(h) after giving effect to the purchase by Bell Canada and 3632709 of the Shares, and taking into account any option or other right to purchase shares of stock of Teleglobe Inc. that BCE Inc. or any entity in which BCE Inc. owns a 5% or greater equity interest may have, BCE Inc. and any entity in which BCE Inc. owns a 5% or greater equity interest owns in the aggregate less than 50% of the voting power and value of the stock of Teleglobe Inc. as of the date hereof; and

(i) Bell Canada and 3632709 are not purchasing the Shares in concert with, or pursuant to a plan or arrangement with, Teleglobe Inc.

To the extent that the Trust has registration rights with respect to any of the Shares, and to the extent that such rights become assignable, the Trust shall assign such rights to 3632709.

This agreement will terminate if it is not executed by the Trust and notice thereof given to BCE Inc. and 3632709 within two (2) days of the date first above written.

This agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York and the parties agree to submit to the non-exclusive jurisdiction of the courts of the State of New York.

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Yours very truly,

3632709 CANADA INC.


By: ____________________________________

Bell Canada agrees to guarantee the obligations of 3632709 hereunder.

BELL CANADA


By: ____________________________________

The foregoing Agreement is hereby accepted by the Trust as of the date first above written.

TROUTT FAMILY TRUST - SEPARATE TRUST ESTATE OF KENNY ALLAN TROUTT


By: ____________________________________
    Kenny Allan Troutt

Kenny Allan Troutt repeats and reiterates each of the representations and covenants in favour of Bell Canada and 3632709 herein and acknowledges that Bell Canada and 3632709 are relying upon such representations and covenants in connection with the purchase of the Shares.


____________________________________
Kenny Allan Troutt



                                SCHEDULE A


Legend

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR UNLESS THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION CAN BE MADE IN COMPLIANCE WITH RULE 145 OR WITHOUT REGISTRATION IN RELIANCE ON ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. REFERENCE IS MADE TO THE TERMS OF A LETTER AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND TELEGLOBE, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF TELEGLOBE."



                                SCHEDULE B


                                 AFFIDAVIT

     I, the undersigned, Kenny Allan Troutt, executive, domiciled at 10595 Strait Lane, City of Dallas, State of Texas, solemnly affirm the following:

1. I have read the agreement for the purchase and sale of 4,000,000 common shares of Teleglobe Inc. (the "Shares") to be entered into between 3632709 Canada Inc., Troutt Family Trust - Separate Trust Estate of Kenny Allan Troutt (the "Trust"), Bell Canada and me on the date hereof and I am familiar with its contents;

2. the Trust is a trust duly created and subsisting and in good standing under the laws of its jurisdiction;

3. the Trust is a single INTER VIVOS trust of which I am the sole settlor and trustee;

4.   the Trust acquired the Shares directly from Troutt Partners, Ltd.
     which at all relevant times I controlled (the "Partnership"), which had acquired the Shares directly from me;

5. for the period commencing two (2) years prior to the date hereof and terminating on the date hereof, the sole owners of the Shares were the Partnership, the Trust and me; and

6. neither the Partnership, the Trust nor I acquired the Shares in order that the purchaser might make use of a takeover exemption under Canadian securities legislation.

Signed at the City of Dallas, State of Texas, this ___________, 1999.


____________________________________
Kenny Allan Troutt

Sworn to before me at the City of Dallas, State of Texas, on this ____ day of November, 1999.


____________________________________
Notary Public for the State of Texas